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                                                                    EXHIBIT 3.13

                           ARTICLES OF INCORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin corporation under the Wisconsin Business Corporation Law:

         Article 1. The name of the corporation shall be

                                WELLS MFG. CORP.

         Article 2. The period of existence of the corporation shall be perpetual.

         Article 3. The purposes of the corporation shall be as follows:

                           Section 1. To Engage in Metal Parts Manufacturing
                  Business. To manufacture, acquire (by purchase, exchange, lease, hire or otherwise), sell at wholesale and retail, and deal in automotive replacement parts and all other devices, parts and things made of metal, and goods and articles of a kindred character and the raw materials of which they are made, and any and all supplies, tools, appliances and machinery for using and making the same, or any part thereof, and to engage in all allied and incidental lines of business.

                           Section 2. Capacity to Act. To have the capacity to
                  act possessed by natural persons, but to have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed, and such as are not repugnant to law.

                           Section 3. To Deal in Personal Property. To acquire
                  (by purchase, exchange, lease, hire or otherwise), hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, commodities and other personal property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

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                           Section 4. To Act as Agent. To act in any state in
                  which the Corporation is qualified to do business, as agent or representative for any individual, association, corporation, or legal entity, respecting business which the Corporation is authorized to transact.

                           Section 5. To Make Contracts. To enter into, make,
                  perform and carry out, or cancel and rescind, contracts for any lawful purposes pertaining to its business.

                           Section 6. To Deal in Patent Rights. To acquire (by
                  purchase, exchange, lease, hire or otherwise) hold, use, sell, assign, lease and grant licenses or sublicenses in respect of, pledge or otherwise dispose of, letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trade-marks and trade names.

                           Section 7. To Deal in Good Will. To acquire (by
                  purchase, exchange, lease, hire or otherwise) all, or any part, of the good will, rights, property and business of any person, entity, partnership, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct; to pay for the same in cash or in stocks, bonds or other obligations of the Corporation or otherwise; to hold, utilize and in any manner dispose of the whole, or any part, of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation, and conduct in any lawful manner the whole, or any part, of the business thus acquired.

                           Section 8. To Execute Guaranties. To make any
                  guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts, or other obligations.

                           Section 9. To Enter into Partnerships. To enter into
                  any lawful arrangement for sharing profits, union of interest, reciprocal association, or co-operative association with

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                  any corporation, association, partnership, individual, or
                  other legal entity, for the carrying on of any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, or incidental to carrying out any of the purposes of the Corporation.

                           Section 10. To Raise Funds. To borrow or raise moneys
                  for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage on, or pledge, conveyance, or assignment in trust of, the whole, or any part, of the assets of the Corporation, real, personal, or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

                           Section 11. To Deal in its Own Securities. To acquire
                  (by purchase, exchange, lease, hire or otherwise), hold, sell, transfer, reissue, or cancel the shares of its own capital stock, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of Wisconsin, except that the Corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the Corporation, and except that shares of its own capital stock beneficially owned by the Corporation shall not be voted directly or indirectly.

                           Section 12. Rights, Privileges and Powers. Subject to
                  any limitations or restrictions imposed by law or by these Articles of Incorporation, to have and exercise all the general rights, privileges and powers specified in Section 3 of the Act.

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                           Section 13. General Clause. To do everything
                  necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, and to do every other act and thing incidental thereto or connected therewith, which is not forbidden by the laws of the State of Wisconsin, or by the provisions of these Articles of Incorporation.

                           Section 14. Construction of Foregoing Sections. The
                  foregoing Sections shall be construed as purposes as well as powers, and the matters expressed in each Section shall, unless otherwise expressly provided, be in no-wise limited by reference to, or inference from, the terms of any Section, each of such Sections being regarded as creating independent powers and purposes. The enumeration of specific powers and purposes in any of such Sections shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any of such Sections, or the scope of the general powers of the Corporation created thereby; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature. The Corporation shall not, however, carry on in any state, territory, district, possession or country any business, or exercise any powers, which a corporation organized under the laws thereof could not carry on or exercise.

                           Section 15. Limiting Clause. Nothing in this Article
                  contained shall be construed to authorize the conduct by the Corporation of rural loan and savings associations, credit unions, or a banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee, or building and loan business or to authorize the Corporation to carry on the business of receiving deposits of money, bullion, or foreign coins, or of issuing bills, notes or other evidences of debt for circulation as money.

                           Section 16. To Deal in Real Property. To engage
                  generally in the real estate business, as principal, agent, broker, or in any other lawful

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                  capacity and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, houses, buildings or other works and any interest or right therein; and take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of.

                           To have all of the general powers granted to
                  corporations organized under the laws of the State of Wisconsin whether granted by specific statutory authority or by construction of law.

                              * * * * * * * * * * *

                                     NO PAR

         Article 4. The aggregate number of shares which the corporation shall have authority to issue is Five Thousand (5,000), all of which are without par value and are of the same class and are to be common shares.

                              * * * * * * * * * * *

         Article 5. The Wisconsin registered agent of the corporation is Prentice-Hall Corporation System, Inc., and the address of the *** in Wisconsin is Prentice-Hall Corporation System, Inc., One West Main Street. Madison, Wisconsin 53703.

                              * * * * * * * * * * *

                            GRANT PRE-EMPTIVE RIGHTS

         Article 6. Each holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued or treasury shares of any class of any additional shares of any class to be issued by reason of any increase of the authorized number of shares of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities

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convertible into shares of the corporation, or carrying any right to purchase shares of any class, whether said unissued or treasury shares shall be issued for cash, property, or any other lawful consideration, for a period of thirty days, and after the expiration of said thirty days any such unissued or treasury shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                              * * * * * * * * * * *

         Article 7. The number of directors of the corporation, which shall be not less than the number prescribed by the Wisconsin Business Corporation Law, shall be fixed in the By-Laws.

         The names and the addresses, including street and number, if any, of the persons constituting the initial directors of the corporation are as follows:

      NAMES                     ADDRESSES
      -----                     ---------
Harry Lebensfeld           45 Rockefeller Plaza
                           New York, New York
Marvin Koenig              45 Rockefeller Plaza
                           New York, New York
Jack Koenig                45 Rockefeller Plaza
                           New York, New York

         Article 8. The name and the address, including street and number, if any, of the incorporator is:

      NAMES                              ADDRESSES
      -----                              ---------
Robert B. Gluckman         655 Madison Avenue
                           New York, New York

         Article 9. These Articles may be amended in the manner authorized by law.

Executed on the 9th day of May, 1969.

                                    /s/ Robert B. Gluckman
                                    -----------------------------------------
                                    Robert B. Gluckman, Incorporator

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STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF NEW YORK     )

         On the 9th day of May, 1969, before me personally came Robert B. Gluckman, to me known and known to me to be the individual who executed the foregoing instrument, and he acknowledged to me that he executed the same.

                                    /s/ Kathleen Raftery
                                    -----------------------------
                                    Notary Public

                                                       Kathleen Raftery
                                                Notary Public, State of New York
                                                           No. ***
                                                   Qualified in Brons County
                                                     *** in New York County
                                               Commission Expires March 30, 1970

This document was drafted by Robert B. Gluckman

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DFI/CCS/Corp
Form 4
WISCONSIN
7/96                                                           [STAMP ILLEGIBLE]

                             ARTICLES OF AMENDMENT
                               STOCK (FOR PROFIT)

A.       Name of Corporation Wells Mfg. Corp.          97 DEC 8 A8:00
                             ---------------------------------------------------
                              (prior to any change effected by this amendment)

         Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

      RESOLVED, THAT, the articles of incorporation be amended as follows:

                  Article 1. of the Articles of Incorporation is hereby amended to read as follows:

                  Article 1. The name of the corporation shall be:

                                                       DEC 08 12:00PM
                                                            #. #
                     Wells Manufacturing Corp.         176862 DCORP 40     40.00
                     -------------------------
                                        [OKJA]

B.       Amendment(s) adopted on December 1, 1997
                              --------------------------------------------------
                                                   (date)

         Indicate the method of adoption by checking the appropriate choice below:

         ( ) In accordance with sec. 180.1002. Wis. Stats. (By the Board of Directors)

OR

         (x) In accordance with sec. 180.1003. Wis. Stats. (By the Board of Directors and Shareholders)

OR

         ( ) In accordance with sec. 180.1005. Wis. Stats. (By Incorporators or Board of Directors. before issuance of shares)

C.       Executed on behalf of the corporation on 12/1/97
                                                  -----------------------------
                                                               (date)
                                                  /s/ William A. Allen
                                                  -----------------------------
                                                           (signature)

                                                  William A. Allen
                                                  -----------------------------
                                                          (printed name)

                                                  President
                                                  -----------------------------
                                                         (officer's title)

D.       This document was drafted by Attorney John A. St. Peter
                                      -----------------------------------------
                                         (name of individual required by law)

                          FILING FEE - $40.00 OR MORE
     SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

ARTICLES OF AMENDMENT
STOCK (FOR PROFIT)

$40.00 AP

                                                            STATE OF VISCONSIN
                                                                   FILED

                                                                DEC 11 1997

                                                               DEPARTMENT OF
                                                          FINANCIAL INSTITUTIONS

Kenneth L. Brooks
Wells Manufacturing Corp.           - Please indicate where you would like the
P.O. Box 70                         acknowledgement copy of the filed document
Fond du Lac, WI 54936-0070          sent. Please include complete name and
                                    mailing address.

Your phone number during the day (920) 922-5900

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

         Submit one original and one exact copy to Dept. of Financial Institutions. P.O. Box 7846, Madison, Wisconsin 53707-7846. (If sent by Express or Priority U.S. mail. address to 345 W. Washington Ave. 3rd Floor. Madison WI 53703). The original must include an original manual signature (sec. 180.0120(3)(c). Wis. Stats.). If you have any additional questions. please call the Division of Corporate and Consumer Services at 608/266-3590.

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g.. "RESOLVED, THAT, Article 1 of the Articles of
         Incorporation is hereby amended to read as follows. . . . etc. ")

         If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

         By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

         By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec 180.1003 Wis Stats. for specific information.

         By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not yet been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court-appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 182.01(3) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.

FILING FEES

         Submit the document with a minimum filing fee of $40.00, payable to DEPT. OF FINANCIAL INSTITUTIONS. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.